                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14194, 33-5814, 33-2092, 2-72936, 2-82780,
2-64255, 33-41598, 33-54293, 33-59051, 333-05225, 333-29135, 33-54400,
333-39684, 333-98139, 333-109103, 333-108904, 333-107473 and 333-105661) of
Ionics, Incorporated of our report dated March 26, 2003, except for Note 6 and the second paragraph of Note 1, as to which the date is December 23, 2003, relating to the financial statements of Ionics, Incorporated, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 24, 2003

                                                                               6